CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #829 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated November 29, 2021 on the financial statements and financial highlights of TCM Small Cap Growth Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania
January 26, 2022